UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2023

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Coherus BioSciences, Inc. (the “Company”) has been a party to an existing Office Lease (as amended, the “Lease”) with Hudson 333 Twin Dolphin Plaza, LLC (the “Landlord”), under which the Company leases approximately 47,789 square feet of office space located at 333 Twin Dolphin Drive, Redwood City, California (the “Currently Existing Premises”) for the Company’s principal executive offices with an expiration date of September 30, 2024 (the “Extended Expiration Date”). On October 24, 2023, the Company entered into the Sixth Amendment (the “Amendment”) to the Lease with the Landlord. Under the Amendment, the Company has extended the term of the Lease through September 30, 2027 for only approximately 27,532 square feet of office space (the “Remaining Premises”). For the other 20,257 square feet of office space (the “Reduction Space”), the Amendment provides that the term of the lease shall expire for the Reduction Space on December 31, 2023 (the “Reduction Space Expiration Date”). After the Reduction Space Expiration Date, the leased premises shall consist only of the Remaining Premises.

Except for the early expiration described above for the Reduction Space, the term of the Lease is extended through September 30, 2027 (the “Second Extended Expiration Date”).

The Amendment provides for monthly base rent on the Remaining Premises of approximately $0.17 million per month from immediately after the Reduction Space Expiration Date through the Extended Expiration Date. The Amendment also provides for certain limited rent abatements on the Remaining Premises prior to the Extended Expiration Date. The Amendment provides for annual base rent on the Remaining Premises from the Extended Expiration Date through the Second Extended Expiration Date that starts at approximately $1.77 million per year and increases up to approximately $1.88 million per year.

The Landlord has agreed that the Company shall not be required to remove (or pay for the removal) of certain tenant improvements existing in the Reduction Space on the date of the Amendment.

The Company will be obligated to pay to the Landlord certain costs, taxes and operating expenses related to the Remaining Premises pursuant to the Lease.

The foregoing description of the material terms of the Amendment is qualified in its entirety by the full terms and conditions of the Amendment, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Amendment and the Lease is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2023	COHERUS BIOSCIENCES, INC.

	By:	/s/ McDavid Stilwell
	Name:	McDavid Stilwell
	Title:	Chief Financial Officer